EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Meyer
201-414-2002	212-624-3912
rfisher@webmd.net	jmeyer@webmd.net

WEBMD REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

Company Increases First Quarter 2005 Guidance

ELMWOOD PARK, NJ (March 8, 2005) – WebMD Corporation (NASDAQ: HLTH) today announced financial results for the quarter and year ended December 31, 2004.

Key Financial Highlights

Revenue for the fourth quarter was $307.6 million compared to $258.4 million a year ago, an increase of 19.1%. Income before taxes, non-cash and other items for the fourth quarter was $46.8 million or $0.14 per share compared to $30.4 million or $0.09 per share a year ago. Income from continuing operations for the fourth quarter was $19.7 million or $0.06 per share compared to income from continuing operations of $10.5 million or $0.03 per share a year ago. As of December 31, 2004, WebMD had approximately $620 million in cash, short-term investments and long-term marketable debt securities.

Revenue for the year was $1.16 billion compared to $964.0 million a year ago, an increase of 20.4%. Income before restructuring, taxes, non-cash and other items for the year was $143.0 million or $0.43 per share compared to $118.0 million or $0.36 per share in the prior year. Income from continuing operations for the year was $39.3 million or $0.12 per share compared to income from continuing operations of $16.6 million or $0.05 per share a year ago.

“We have made significant improvements in our businesses. However, 2004 was not without its challenges. This past year we focused on broadening our product and service offerings, integrating acquisitions, implementing HIPAA, working to comply with the new Sarbanes-Oxley requirements, and strengthening the talent and technology that support our customers,” said Kevin Cameron, CEO, WebMD Corporation. “We continue to believe that there are large opportunities in the markets we serve and are committed to successfully executing on our plan to deliver value to both our customers and shareholders.”

Segment Operating Results

WebMD Business Services revenue was $182.1 million for the fourth quarter compared to $140.2 million in the prior year, an increase of 29.9%. The $41.9 million increase in WebMD Business Services revenue includes $33.9 million of revenue from customers acquired in recent acquisitions. Income before taxes, non-cash and other items was $41.3 million compared to $26.1 million in the prior year. Operating margins increased as a result of recent acquisitions and lower operating expenses as a percentage of revenue due to operating efficiencies and lower HIPAA costs.

WebMD Practice Services revenue was $76.4 million for the fourth quarter compared to $78.3 million in the prior year, a decrease of 2.5%. Income before taxes, non-cash and other items was $5.6 million compared to $4.6 million in the prior year. Operating margins increased as a result of greater operating efficiencies.

WebMD Health revenue was $39.1 million for the fourth quarter compared to $30.8 million in the prior year, an increase of 27.1%, primarily driven by continued growth in online promotion and continuing education services from our public portal, and benefits and health management services from our private portals. Income before taxes, non-cash and other items was $10.7 million compared to $6.0 million in the prior year. These results primarily reflect the increased margin associated with increased revenue and operating efficiencies.

Porex revenue was $18.6 million for the fourth quarter compared to $16.9 million in the prior year, an increase of 9.6%. Income before taxes, non-cash and other items was $5.5 million compared to $4.7 million in the prior year.

Financial Guidance

WebMD has raised its financial guidance for the first quarter of 2005. A schedule outlining this guidance has been provided in a Form 8-K furnished to the Securities and Exchange Commission. For the first quarter of 2005, this guidance includes revenues of $297 to $307 million, an increase of $7 million; income before taxes, non-cash and other items of $0.10 to $0.11 per share, an increase of $0.01 per share and net income of $0.02 to $0.03 per share, an increase of $0.01 per share.

Company Continues to Evaluate WebMD Health Transaction Alternatives

WebMD continues to pursue its previously announced plan to establish WebMD Health as a separate publicly traded company. The Board of Directors continues to evaluate the two previously announced alternatives it has been considering, a one-step split-off of WebMD Health equity through an exchange offer transaction with WebMD’s stockholders or an initial public offering of a minority interest in WebMD Health. Martin J. Wygod, Chairman of the Board of WebMD, said, “While the evaluation process is complex, considerable progress has been made in refining the tax analysis of the transaction alternatives, preparing the necessary financial statements and SEC filings, planning the necessary corporate infrastructure separation and completing the analysis of employee, corporate, third-party contractual and other considerations relevant to the alternatives.” WebMD anticipates that it will complete its evaluation and be in a position to make the required registration statement filing with the SEC in April.

Analyst and Investor Conference Call

WebMD will hold a conference call with investors and analysts to discuss these results at 4:45 pm (eastern) on March 8, 2005. The call can be accessed at www.webmd.com (in the About WebMD section). A replay of the audio webcast will be available at the same web address.

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of administrative, financial and clinical software and related services to the nation’s medical practices. WebMD Business Services is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications. Porex customers include both end-users of its finished products as well as manufacturers that include Porex components in their products.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of WebMD Health securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: our guidance on future financial results and other projections or measures of future performance of WebMD; the planned transaction for WebMD Health equity; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; the prospects for new applications of porous plastics and other porous media; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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This press release includes both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: WebMD’s income before restructuring, taxes, non-cash and other items; income before taxes, non-cash and other items; and related per share amounts. WebMD believes that those non-GAAP measures, and changes in those measures, are meaningful indicators of WebMD’s performance and provide additional information that WebMD management finds useful in evaluating such performance and in planning for future periods. Accordingly, WebMD believes that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. The tables attached to this press release contain historical GAAP financial measures and a reconciliation between historical GAAP and non-GAAP financial measures. WebMD is filing a Current Report on Form 8-K today containing this press release. Exhibit 99.3 to that Current Report includes a reconciliation of certain forward-looking non-GAAP information to GAAP financial information.

-Tables Follow-